Exhibit 10.17
SECOND AMENDMENT TO THE
TIB BANK OF THE KEYS
SALARY CONTINUATION AGREEMENT

THIS SECOND AMENDMENT executed on this ________ day of __________________, 2006, by and between the TIB BANK OF THE KEYS, a Florida banking corporation located in Key Largo, Florida (the “Company”), and __________________ (the “Executive”).

On __________________, the Company and the Executive executed the TIB BANK OF THE KEYS SALARY CONTINUATION AGREEMENT (the “Agreement”).

The undersigned hereby amends, in part, said Agreement for the purpose of 1) changing the percentage of the Benefit Basis for purposes of determining the Normal Retirement Benefit and Change of Control Benefit, and 2) changing the discount rate used in calculating the accrual balance from a fixed rate to a rate that can change periodically in accordance with Generally Accepted Accounting Principles. Therefore,

Section 2.1.1 of the Agreement shall be added to the Agreement as follows:

2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is an amount equal to forty three percent (43.0%) of the Benefit Basis.

Section 2.4.1 of the Agreement shall be added to the Agreement as follows:

2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is an amount equal to forty three percent (43.0%) of Inflated Compensation.

EXHIBIT I of the Agreement is hereby amended to replace any reference to a fixed discount rate to now be at a rate determined periodically to be in conformity to Generally Accepted Accounting Principles.

Except as amended herein by this Second Amendment, the Agreement and the First Amendment remains in full force and effect.

IN WITNESS OF THE ABOVE, the Executive and the Company have agreed to this Second Amendment.

EXECUTIVE:		COMPANY: TIB BANK OF THE KEYS
By
Its